EXHIBIT 10.12

                                    EXECUTIVE
                          SEVERANCE BENEFITS AGREEMENT


         THIS EXECUTIVE SEVERANCE BENEFITS AGREEMENT (the "AGREEMENT") is entered into as of the 12TH day of April, 2004 (the "Effective Date"), between DAN GREY ("EXECUTIVE") and SBE, INC. (the "COMPANY"). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events. Certain capitalized terms used in this Agreement are defined in Article 5.

         The Company and Executive hereby agree as follows:

                                   ARTICLE 1

                  SCOPE OF AND CONSIDERATION FOR THIS AGREEMENT

         1.1 Executive is currently employed by the Company.

         1.2 The Company and Executive wish to set forth the compensation and benefits that Executive shall be entitled to receive in the event of a termination of Executive's employment with the Company in the circumstances described in this Agreement.

         1.3 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company, Executive's continued employment with the Company, and, with respect to the benefits described in Article 2, Executive's execution of a release in accordance with Section 3.1.

         1.4 This Agreement shall supersede any other agreement relating to cash compensation benefits in the event of Executive's severance from employment with the Company.

                                   ARTICLE 2

                               SEVERANCE BENEFITS

         2.1 CHANGE IN CONTROL TERMINATION. If Executive's employment terminates due to a Change in Control Termination, as defined in Section 5.4, Executive will be entitled to receive the benefits set forth in subsections 2.2(a) through 2.2(c).

         2.2 (a) SALARY CONTINUATION. Executive shall continue to receive an amount equal to six (6) months of Base Salary, as defined in Section 5.1. Such amount shall be paid in equal monthly installments over the six (6) months following Executive's Change in Control Termination and shall be subject to all required tax withholding.

                  (b) BONUS PAYMENT. Within fifteen (15) days following the last day of the fiscal quarter during which Executive's Change in Control Termination occurs. Executive shall receive the pro-rata share of any bonus to which Executive would have been entitled had Executive's employment with the Company


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continued.  The bonus amount paid will be the product of the bonus percentage of
Base Salary derived per the Executive's bonus plan multiplied by Executive's Base Salary from the beginning of the Fiscal Year through the date of Executive's Involuntary Termination Without Cause. Such payment shall be subject to all required tax withholding.

                  (c) ACCELERATION OF OPTION VESTING. Effective as of the date of Executive's Change in Control Termination, Executive shall be credited with full vesting under all options to purchase the Company's Common Stock that Executive holds on such date. By entering into this Agreement, Executive acknowledges that Executive understands that such acceleration may result in some of Executive's incentive stock options being reclassified as nonqualified stock options, which could result in adverse tax consequences to Executive.

         2.3 NON-DUPLICATION OF BENEFITS. Notwithstanding any of the foregoing to the contrary, to the extent that Executive is eligible to receive severance benefits under Section 2.2 above due to Executive's Change in Control Termination, Executive shall not be entitled to receive severance benefits under
Section 2.1 above. Executive shall not be eligible to receive severance benefits pursuant to this Agreement more than one time.

         2.4 MITIGATION. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of Executive's Change in Control Termination.

                                   ARTICLE 3

                     LIMITATIONS AND CONDITIONS ON BENEFITS

         3.1 RELEASE PRIOR TO PAYMENT OF BENEFITS. Upon the occurrence of Executive's Change in Control Termination that occurs at any time other than during the six (6) months following the effective date of a Change in Control, and prior to the payment of any benefits under this Agreement on account of such termination, Executive shall execute a release (the "Release") in the form (or in a substantially similar form to that) attached hereto and incorporated herein as Exhibit A, Exhibit B or Exhibit C, as applicable. Such Release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution and shall confirm Executive's obligations under the Company's standard form of proprietary information and inventions agreement. It is understood that, as specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after he signs it. If Executive does not execute such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) day period, no benefits shall be payable under this Agreement, and this Agreement shall be null and void.

         3.2 PARACHUTE PAYMENTS. If any payment or benefit Executive would receive pursuant to a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"),  and
(ii) but for this sentence, be subject to the excise tax imposed by Section 4999


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of the Code (the  "Excise  Tax"),  then such  Payment  shall be  reduced  to the
Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive's stock awards unless Executive elects in writing a different order for cancellation.

         The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

         The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which Executive's right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

         3.3 CERTAIN REDUCTIONS AND OFFSETS. Notwithstanding any other provision of this Agreement to the contrary, any benefits payable to Executive under this Agreement shall be reduced by any severance benefits payable by the Company to such individual under any other policy, plan, program or arrangement, including, without limitation, a contract between Executive and any entity. Furthermore, to the extent that any federal, state or local laws, including, without limitation, so-called "plant closing" laws, require the Company to give advance notice, make a payment of any kind or provide any benefits to Executive because of Executive's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change in control, or any other similar event or reason, the payments and other benefits payable under this Agreement shall be reduced by the full amount and extent of such notice, payment and/or benefits. The benefits provided under this Agreement are intended to satisfy any


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

and all statutory obligations that may arise out of Executive's involuntary termination of employment for the foregoing reasons, and the parties shall so construe and enforce the terms of the Agreement.

                                   ARTICLE 4

                            OTHER RIGHTS AND BENEFITS

Nothing in the Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which Executive may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under other agreements with the Company except as provided in Section 1.4 above. Except as otherwise expressly provided herein, amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the effective date of a Change in Control shall be payable in accordance with such plan, policy, practice or program.

                                   ARTICLE 5

                                   DEFINITIONS

         For purposes of the Agreement, the following terms are defined as follows:

         5.1 "BASE SALARY" means Executive's annual base salary as in effect on the date of his termination.

         5.2 "BOARD" means the Board of Directors of the Company.

         5.3 "CHANGE IN CONTROL" means:

                  (a) the sale of all or substantially all of the Company's assets to a single purchaser or a group of related purchasers;

                  (b) the sale, exchange or other disposition, in a single transaction, of more than fifty percent (50%) of the Company's outstanding capital stock; or

                  (c) a merger or consolidation of the Company in a transaction following which the Company's stockholders receive less than fifty percent (50%) of the outstanding voting shares of the surviving entity.

         5.4 "CHANGE IN CONTROL TERMINATION" means an Involuntary Termination Without Cause or a Voluntary Termination for Good Reason, effective as of Executive's termination date, either of which occurs within six (6) months following the effective date of a Change in Control.

         5.5 "COMPANY" means SBE, Inc. or, following a Change in Control, the surviving entity resulting from such transaction.

         5.6 "INVOLUNTARY TERMINATION WITHOUT CAUSE" means Executive's dismissal or discharge for reasons other than Cause, effective as of Executive's termination date. For this purpose, "Cause" means that, in the reasonable determination of the Company, Executive has


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                  (a) been  convicted of or pled guilty or nolo  contendere to a felony or any crime involving moral turpitude or dishonesty;

                  (b) participated in a fraud or act of dishonesty against the Company,

                  (c) willfully and materially breached a Company policy;

                  (d) intentionally damaged the Company's property;

                  (e) willfully and materially breached Executive's Proprietary Information and Inventions Agreement with the Company;

                  (f) engaged in conduct that demonstrates gross unfitness to serve; or

                  (g) failed to perform Executive's job duties in a satisfactory manner, including, but not limited to, by engaging in willful misconduct, neglecting Executive's job duties, refusing to comply with any lawful directive of the Company, or failing to meet expected performance standards.

Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (c), (f) or (g) unless the conduct described in such clause, if capable of cure, has not been cured within thirty (30) days following Executive's receipt of written notice from the Company or the Board, as the case may be, specifying the particulars of the conduct constituting Cause.

         5.7 "VOLUNTARY TERMINATION FOR GOOD REASON" means that Executive voluntarily terminates employment with the Company after any of the following is undertaken by the Company without Executive's written consent:

                  (a) the assignment to Executive of any duties or responsibilities that results in a significant diminution in Executive's job duties and responsibilities, taken as a whole, as in effect immediately prior to the effective date of the Change in Control;

                  (b)  a   reduction   in   Executive's   title   or   reporting
relationships as in effect immediately prior to the effective date of the Change in Control;

                  (c) a reduction by the Company in Executive's Base Salary by five percent (5%) or more; provided, however, that a reduction by the Company of Executive's Base Salary by up to ten percent (10%) shall not constitute Good Reason for purposes of this Agreement if it is made in connection with an across-the-board reduction by the Company of all executives' annual base salaries by a percentage at least equal to the percentage by which Executive's Base Salary is reduced;

                  (d) a relocation of Executive's business office to a location that requires Executive to commute more than seventy-five (75) miles each way, except for required travel by Executive on the Company's business to an extent substantially consistent with Executive's business travel obligations prior to the effective date of a Change in Control; provided, however, that no relocation of Executive's business office shall constitute Good Reason for purposes of this Agreement if Executive provides services to the Company from a remote location (e.g., through telecommuting) at the time of the relocation;


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                  (e) a material  breach by the Company of any provision of this
Agreement; or

                  (f) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

Notwithstanding the foregoing, Good Reason shall not exist based on conduct described in clauses (a), (b), (c), (d), (e) or (f) above unless the conduct described in such clause, if capable of cure, has not been cured within thirty
(30) days following receipt by the Company or the Board, as the case may be, of written notice from Executive specifying the particulars of the conduct constituting Good Reason.

                                   ARTICLE 6

                               GENERAL PROVISIONS

         6.1 EMPLOYMENT STATUS. This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee,
(ii) to change the status of Executive as an at-will employee, which at-will status Executive hereby acknowledges, or (iii) to change the Company's policies regarding termination of employment.

         6.2 NOTICES. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company's payroll records.

         6.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

         6.4 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         6.5 ARBITRATION. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration, by a single arbitrator, held in San Francisco County, California through Judicial Arbitration & Mediation Services/Endispute ("JAMS") under the then existing JAMS arbitration rules and as otherwise required by law. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of


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any such  arbitration.  Each party in any such arbitration  shall be responsible for its own attorneys' fees, costs and necessary disbursements; provided, however, that in the event one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys' fees provision herein.

         6.6 COMPLETE AGREEMENT. This Agreement, including Exhibit A, Exhibit B and Exhibit C, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, wholly superseding all written and oral agreements with respect to payments and benefits to Executive in the event of employment termination. It is entered into without reliance on any promise or representation other than those expressly contained herein.

         6.7 AMENDMENT OR TERMINATION OF AGREEMENT. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Board.

         6.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

         6.9 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         6.10 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, and the Company, and any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; provided, however, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

         6.11 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to such state's conflict of laws rules.

         6.12 NON-PUBLICATION. The parties mutually agree not to disclose the terms of this Agreement except to the extent that disclosure is mandated by applicable law or corporate reporting requirements, or to respective advisors (e.g., attorneys, accountants).


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         6.13 CONSTRUCTION OF AGREEMENT.  In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date written above.


SBE, INC.                                           DAN GREY


By: /s/ William B. Heye, Jr.                        /s/ Dan Grey
    -----------------------------                   -------------------------
Name: William B. Heye, Jr.
      ---------------------------
Title: President & CEO
       --------------------------


Exhibit A:  Release (Termination of Executive under Age 40)
Exhibit B: Release (Individual Termination of Executive Age 40 or Older) Exhibit C: Release (Group Termination of Executive Age 40 or Older)


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                                    EXHIBIT A
                                     RELEASE
                     (TERMINATION OF EXECUTIVE UNDER AGE 40)


I understand that my position with SBE, Inc. (the "COMPANY") terminated effective ___________, 200_. The Company has agreed that if I choose to sign this Release, the Company will provide me with the severance benefits described in that certain Executive Severance Benefits Agreement (the "AGREEMENT") between me and the Company dated _____, 2004. The severance benefits will be provided to me within five (5) business days of the date I return this signed Release to the Company. I understand that I am not entitled to any severance benefits unless I sign this Release. In addition to the severance benefits, the Company will pay me all of my accrued salary and vacation, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, I acknowledge my obligations under my Proprietary Information and Inventions Agreement not to use or disclose any of the Company's proprietary information, and I agree to immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of compensation. In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

This Release, together with the Agreement and my Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This agreement may only be modified by a writing signed by both me and a duly authorized officer of the Company.

I accept and agree to the terms and conditions stated above:


--------------------------                     --------------------------
       Date                                         Dan Grey


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                                    EXHIBIT B
                                     RELEASE
              (INDIVIDUAL TERMINATION OF EXECUTIVE AGE 40 OR OLDER)

I understand that my position with SBE, Inc. (the "COMPANY") terminated effective ___________, 200_. The Company has agreed that if I choose to sign this Release, the Company will provide me with the severance benefits described in that certain Executive Severance Benefits Agreement (the "AGREEMENT") between me and the Company dated _____, 2004. The severance benefits will be provided to me within five (5) business days of the Effective Date of this Release. I understand that I am not entitled to any severance benefits unless I sign this Release. In addition to the severance benefits, the Company will pay me all of my accrued salary and vacation, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, I acknowledge my obligations under my Proprietary Information and Inventions Agreement not to use or disclose any of the Company's proprietary information, and I agree to immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to and including the date I sign this Agreement. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of compensation. In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA WAIVER"). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (i) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (ii) I should consult with an attorney prior to signing this Release; (iii) I have twenty-one
(21) days to consider this Release (although I may choose to voluntarily sign it sooner); (iv) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (v) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release ("EFFECTIVE DATE"). Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

This Release, together with the Agreement and my Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This agreement may only be modified by a writing signed by both me and a duly authorized officer of the Company.

I accept and agree to the terms and conditions stated above:


--------------------------                     --------------------------
       Date                                         Dan Grey

                                    EXHIBIT C
                                     RELEASE
                (GROUP TERMINATION OF EXECUTIVE AGE 40 OR OLDER)

I understand that my position with SBE, Inc. (the "COMPANY") terminated effective ___________, 200_. The Company has agreed that if I choose to sign this Release, the Company will provide me with the severance benefits described in that certain Executive Severance Benefits Agreement (the "AGREEMENT") between me and the Company dated _____, 2004. The severance benefits will be provided to me within five (5) business days of the Effective Date of this Release. I understand that I am not entitled to any severance benefits unless I sign this Release. In addition to the severance benefits, the Company will pay me all of my accrued salary and vacation, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, I acknowledge my obligations under my Proprietary Information and Inventions Agreement not to use or disclose any of the Company's proprietary information, and I agree to immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I hereby release the Company and its officers, directors, agents, attorneys, employees, shareholders, and affiliates from any and all claims, liabilities, demands, causes of action, attorneys' fees, damages, or obligations of every kind and nature, whether they are known or unknown, arising at any time prior to and including the date I sign this Agreement. This general release includes, but is not limited to: all federal and state statutory and common law claims, claims related to my employment or the termination of my employment or related to breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of compensation. In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA WAIVER"). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (i) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (ii) I should consult with an attorney prior to signing this Release; (iii) I have twenty-one
(21) days to consider this Release (although I may choose to voluntarily sign it sooner); (iv) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (v) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release ("EFFECTIVE DATE"); and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated. While I have the right to revoke the ADEA Waiver, my general release of claims (except for the ADEA Waiver), is effective immediately, and not revocable.

This Release, together with the Agreement and my Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This agreement may only be modified by a writing signed by both me and a duly authorized officer of the Company.

I accept and agree to the terms and conditions stated above:


--------------------------                     --------------------------
       Date                                         Dan Grey